                                                                  EXECUTION COPY


                                                                   Exhibit 10.49

________________________________________________________________________________



                   SHAREHOLDERS RIGHTS AND VOTING AGREEMENT


                                    between

                           HAWKER PACIFIC AEROSPACE
                                As the Company


                     THE SHAREHOLDERS LISTED ON EXHIBIT A
                                As Shareholders


                                      and


                             LUFTHANSA TECHNIK AG
                                  As Investor



                           DATED SEPTEMBER 20, 2000



________________________________________________________________________________

                           HAWKER PACIFIC AEROSPACE

                   SHAREHOLDERS RIGHTS AND VOTING AGREEMENT
                   ----------------------------------------


     This Shareholders Rights and Voting Agreement (the "Agreement") is made as
                                                         ---------
of the 20th day of September 2000, by and among Hawker Pacific Aerospace, a California corporation (the "Company"), the individuals listed on Exhibit A to
                             -------                              ---------
this Agreement (each a "Shareholder" and collectively the "Shareholders"), and
                        -----------                        ------------
Lufthansa Technik AG, a company organized under the German law (the "Investor").
                                                                     --------



                                   RECITALS
                                   --------

     WHEREAS, the certain shareholders of the Company set forth on Exhibit B
                                                                   ---------
(collectively the "Sellers") and the Investor, have entered into a Stock Purchase Agreement (the "Purchase Agreement") dated as of September 20, 2000
                         ------------------
pursuant to which the Sellers agreed to sell to such Investor and such Investor has agreed to purchase from the Sellers' shares of the Company's common stock, par value $0.01 (the "Common Stock") and such transaction has been consummated
                      ------------
as of the date hereof;

     WHEREAS, the Company and the Investor, have entered into a Loan Agreement (the "Loan Agreement") of even date herewith pursuant to which the Investor has agreed to loan to the Company $9,300,000 and the Company has agreed to issue to the Investor a warrant as of the date hereof in an amount equal to the sum of 2,500,000 shares of Common Stock, effective and exercisable as of the date of, and subject to, shareholders approval (the "Warrant");

     WHEREAS, a condition to the closing of the transactions contemplated by the Purchase Agreement and the Loan Agreement is that the Company, the Shareholders and the Investor enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investor and the Shareholders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors and other matters as set forth herein;

     WHEREAS, as of the date hereof and effective upon the Closing of the Purchase Agreement, Investor became the beneficial owner of record of the number shares as set forth on Exhibit C;
                       ---------

     WHEREAS, each Shareholder is a record holder and the beneficial owner of, and has the right to vote and dispose of the number of shares of Common Stock which is set forth opposite such shareholders name on Exhibit A, and
                                                      ----------

     WHEREAS, the Company, the Investor and the Shareholders each desire to facilitate the voting arrangements set forth in this Agreement, the sale and purchase of shares of Common Stock pursuant to the Purchase Agreement, and extension of credit under the Loan Agreement by agreeing to the terms and conditions set forth herein which is an inducement and condition to

Investor consummating the transactions contemplated in the Purchase Agreement and Loan Agreement.


     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, and intending to be legally bound, the parties hereby agree as follows:

1.   Voting Power.
     ------------

     1.1. Number of Votes. All shares of the Company's capital stock entitled to
          ---------------
          vote beneficially owned by the Shareholders, now or hereafter acquired, including any shares represented by options, warrants or convertible securities, shall be bound by the terms of this Agreement and shall be given the voting weight attributed to each such share in accordance with its respective terms.

     1.2. Means of Voting.  Subject to the Article 8, the voting rights shall be
          ----------------
          exercised and meetings shall be called and held in accordance with the Company's articles of incorporation, by-laws, or other agreement, instrument or documents, individually or collectively, pursuant to which the Company is established or organized, and that govern the internal affairs of the Company or such documents as they may be amended from time to time (the "Charter Documents").

2.   Board Representation.

     2.1. Board Seat.
          ----------

          2.1.1. The Company hereby agrees to recommend to the Board of Directors to take such actions as are necessary, and each of the Shareholders and the Investor agrees to vote his, her or its shares of the Company's Common Stock, (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, so as to elect and thereafter continue in office as directors of the Company such individuals who may be nominated by the Investor and the Investor shall have the exclusive right to make three (3) nominations of directorships and each director so designated shall sit for an initial term equal to the remaining term of the directors who resigned from the Board pursuant to
                    Section 8(e) of the Purchase Agreement and Investor's designees shall sit until the next annual meeting of the shareholders of the Company, except as provided in Section 2.1.2.

          2.1.2. The Company hereby agrees to recommend to the Board of Directors to take such actions as are necessary, and each of the Shareholders and the Investor agrees to vote his, her or its shares of the Company's Common Stock, (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, at a meeting of the shareholders of the Company to occur within 120 days of the date hereof (the "Special Meeting"):

          2.1.2.1. to elect and establish a board which, pursuant to Article IV of the Articles of Incorporation of the Company, shall be classified into two classes. Upon the increase of the board to 9 directors pursuant to Section 2.4.1, Class I shall be comprised of 5 directors and Class II shall be comprised of 4 directors. At the Special Meeting, the directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting of the shareholders following the Special Meeting and the directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of the shareholders following the Special Meeting. At each subsequent annual meeting of the shareholders of the Company, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting of the shareholders of the Company.

          2.1.2.2. (a) two of the three directors nominated by Investor and elected pursuant to Section 2.1.1 shall be elected and serve in Class II and the remaining one director nominated by the Investor and elected pursuant to Section 2.1.1 shall be elected and serve in Class I, (b) the two directors nominated by Investor pursuant to Section 2.4.1 and elected upon the increase of the board size to 9, shall each be elected and serve in Class II, and (c) the remaining directors not nominated by the Investor shall be elected and serve in Class I.

          2.1.2.3. to ratify the actions taken by the Board of the Company since the 1999 annual meeting of the shareholders of the Company.

2.1.3. The Company hereby agrees to recommend to the Board of Directors to take such actions as are necessary, and each of the Shareholders and the Investor agrees to vote his, her or its shares of the Company's Common Stock, (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, at the next annual meeting of the shareholders of the Company so that (a) those directors nominated by the Investor and elected to Class I at the Special Meeting or such other individuals nominated by Investor shall be nominated for election at the next annual meeting of the shareholders of the Company for a two year term expiring at the 2003 annual meeting of the shareholders of the Company and (b) those directors nominated by the Investor and elected to Class II at the Special Meeting or such other individuals nominated by Investor shall be confirmed at the next annual meeting of the shareholders of the Company for their then current term expiring at the 2002 annual meeting of the shareholders of the Company.

2.1.4. If, at the end of the initial term of the directors elected pursuant to Section 2.1.1 above, the Investor beneficially owns (which ownership shall include shares issuable under the Warrant) at least 40% of the total issued and outstanding shares of Common Stock, such individuals or such other individuals as Investor designates shall then be nominated for a two-year term and the Company shall recommend such nomination to the Board of Directors; provided; however, if the Company fails to make such recommendation Investor, as a shareholder, may nominate its designees in accordance with the Charter Documents.

     2.2. Removal and Substitution of Board Members. The Company hereby agrees
          -----------------------------------------
          to recommend to the Board of Directors to take such actions as are necessary, and each of the Shareholders and the Investor agrees to vote his, her or its shares of Common Stock (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, for the removal of any director upon the request of the party or parties designating such director and for the election to the Board of Directors of a substitute designated by such party.

     2.3. Vacancies on Board of Directors. The Company hereby agrees to
          -------------------------------
          recommend to the Board of Directors take such actions as are necessary, and each of the Shareholders and the Investor agrees to vote his, her or its shares of Common Stock (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company (occurring for any reason) shall be filled by the election to the Board of Directors of a replacement designated by the party or parties who designated the director whose failure to continue to serve causes the applicable vacancy.

     2.4. Size of the Board of Directors.
          ------------------------------

          2.4.1. The Company shall recommend to the Board of Directors to take such actions as are necessary so as to (i) increase the number of the Board of Directors from seven (7) to nine (9) directors in accordance with the Charter Documents, (ii) elect and thereafter continue in office as directors of the Company such individuals who may be nominated by the Investor and the Investor shall have the exclusive right to make two (2) nominations of directorships for the newly created Board seats and each director so designated shall sit in Class II which shall be established at the Special Meeting and shall sit for a term expiring at the second succeeding annual meeting of the shareholders of the Company held following the Special Meeting. The Company shall use its best efforts to ensure that within 120 days of the date hereof all such actions are taken and that any actions are proposed to the shareholders of the Company for their approval, if required, by the expiration of such 120 day period.

          2.4.2. Immediately following modification to the Board size pursuant to Section 2.4.1, the Company shall recommend to the Board of Directors to propose an amendment to the Company Charter Documents such that the Board size cannot thereafter be modified except by the vote of at least 60% of the then outstanding shares Common Stock; provided however, that the required percentage vote shall be increased appropriately to counteract any future option exercises, stock issuances, stock dividends or other events that would have a dilutive effect on the shares held by Investor at such time.

          2.4.3. If, at the end of the initial term of the directors elected pursuant to Section 2.4.1 above, the Lender beneficially owns (which ownership shall include shares issuable under the Warrant) at least 40% of the total issued and outstanding shares of Common Stock, such individuals or such other individuals as Investor designates shall then be nominated for a two-year term and the Company shall recommend such nomination to the Board of Directors; provided; however, if the Company fails to make such recommendation Investor, as a shareholder, may nominate its designees in accordance with the Charter Documents.

     2.5. Information. The Company acknowledges that the Investor will likely
          -----------
          have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including,
                    -----------
          by way of example only, (1) the Investor's technologies, plans and services, and plans and strategies relating thereto; (2) current and future investments the Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's; and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the member of the Board of Directors appointed by the Investor (the "Board Representative"). The Company,
                                          --------------------
          as a material part of the consideration for this Agreement, agrees that the Investor and/or Board Representative shall have no duty to disclose any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investor's ability to pursue opportunities based on such Information or that would require the Investor or its Board Representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

3.   Restrictions on Transfer

     3.1. Right of First Refusal.
          -----------------------

     In addition to the other limitations and restrictions set forth in this Agreement, no Shareholder shall transfer all or any portion of its Common Stock (the "Offered Shares") unless such Shareholder (the "Offeror") first offers to sell the Offered Shares pursuant to the terms of this Section 3.1.

          3.1.1.    Limitation on Transfers. Subject to Section 3.1.2, no
                    -----------------------
                    Transfer may be made unless the Offeror has received a bona fide written or oral, evidenced by the terms set forth in the Firm Offer, offer (the "Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Shares for a purchase price (the "Offer Price") denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period (as defined below).

          3.1.2.    Offer by Offeror. In accordance with Section 3.1.3, Offeror
                    ----------------
                    may at any time, in the absence of a Purchase Offer, present an independent offer to Investor to purchase the Offered Shares for a purchase price equal to Market Price (the "Independent Price").

          3.1.3.    Offer Notice. Prior to making any Transfer that is subject
                    ------------
                    to the terms of this Section 3.1, the Offeror shall give to the Investor written notice (the "Offer Notice") which shall include a copy of the Purchase Offer, if pursuant to Section 3.1.1, and an offer (the "Firm Offer"), substantially in the form attached hereto as Exhibit E to sell the Offered Shares
                                            ---------
                    to Investor (the "Offeree") for the either (i) the Offer Price, (ii) Market Price or (iii) the Independent Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer or the offer is made pursuant to Section 3.1.2 then in accordance with commercially reasonable terms set forth in the Firm Offer; provided that Offeror may, in its sole discretion,
                           --------
                    substitute the Market Price for the Offer Price in the Firm Offer and, in the case of an offer pursuant to Section 3.1.2, the Independent Price shall equal the Market Price.

          3.1.4.    Offer Period. The Firm Offer shall be irrevocable for a
                    ------------
                    period (the "Offer Period") ending at 11:59 p.m., Los Angeles, California time, on the 3rd Business Day following the date of delivery of the Offer Notice.

          3.1.5.    Acceptance of First Offer. At any time during the Offer
                    -------------------------
                    Period, the Offeree may accept the Firm Offer as to all of the Offered Shares, by giving written notice of such acceptance to the Offeror, which notice shall indicate the maximum number of Common Stock that the Offeree is willing to purchase. If the Offeree does not accept the Firm Offer as to all of the Offered Shares during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety. With respect to Offered Shares offered pursuant to Section 3.1.1, if after the Offeree rejects the Firm Offer, the Offeror transfers the Offered Shares to Purchaser, the Offered

                    Shares so transferred shall remain subject to this Agreement as stated in the legend in Section 9 hereof.

          3.1.6.    Closing of Purchase Pursuant to Firm Offer. In the event
                    ------------------------------------------
                    that the Firm Offer is accepted, the closing of the sale of the Offered Shares shall take place within 5 Business Days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Offeror and the Offeree shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Shares pursuant to the terms of the Firm Offer and this Section 3.1.

          3.1.7. "Market Price" shall mean the average closing price of the prior ten (10) consecutive trading days of the Company Common Stock.

     3.2. Future Issuance and Preemptive Rights
          -------------------------------------

     From the Effective Date until such time as the Investor (i) obtains at least 51% of the seats of the Company's Board of Directors and (ii) owns beneficially at least 51% of the total issued and outstanding shares of the capital stock of the Company on a Fully Diluted Basis, the Investor shall be entitled to the rights in this Section 3.2; provided however, if at any time after clauses (i) and (ii) have become effective, Investor (x) does not hold 51% of the seats of the Company's Board of Directors and (y) owns beneficially more than 40% but less than 51% of the total issued and outstanding capital stock of the Company on a Fully Diluted Basis, then the Investor shall be entitled to the rights set forth in this Section 3.2.

          3.2.1.    Offering Notice. If the Company wishes to issue to any
                    ---------------
                    Person any Common Stock or any other securities convertible into or exchangeable for membership interests of the Company (collectively, "New Securities") to any Person (the "Subject
                                                                         -------
                    Purchaser"), then the Company shall offer the Proportionate
                    ---------
                    Percentage (as hereinafter defined) of such New Securities simultaneously to the Investor by sending written notice (the "New Issuance Notice") to the Investor, which New
                          -------------------
                    Issuance Notice shall state (a) the number of New Securities proposed to be issued, (b) the proposed purchase price per security of the New Securities (the "Proposed Price") and
                                                         --------------
                    (c) and the location of the closing of the sale of the New Securities. Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 3.2.2 shall have been waived or shall have expired.

          3.2.2.    Preemptive Rights; Exercise.
                    ---------------------------

                    3.2.2.1. For a period of 15 Business Days after the giving of the New Issuance Notice pursuant to Section 3.2.1, the Investor shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. Investor shall have the right to purchase that percentage of the New Securities determined by dividing (a) the total number of shares then owned by Investor on an as-if converted to Common Stock basis, by (b) the total number of shares then outstanding on an as-if converted to Common Stock basis (the "Proportionate Percentage").
                               ------------------------

                    3.2.2.2. The right of Investor to purchase the New Securities under subsection 3.2.2 above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15 Business Day period referred to in subsection
                              (i) above, to the Company, which notice shall state the amount of New Securities that Investor elects to purchase pursuant to Section 3.2. The failure of Investor to respond within such 15 Business Day period shall be deemed to be a waiver of Investor's rights under Section 3.2.2.2; provided that each Investor may waive its rights under Section 3.2.2.2 prior to the expiration of such 15 Business Day period by giving written notice to the Company.

          3.2.3.    Closing. The closing of the purchase of New Securities
                    -------
                    subscribed for by the Investor under Section 3.2.2 shall be held at the place designated by the Company in the New Issuance Notice at 10:00 a.m., local time, on (a) the date of the closing of the sale to the Subject Purchaser or (b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all liens and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Investors and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Investor shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

     3.3. Investor acknowledges that the Shareholders set forth on Schedule 3.3
                                                                   ------------
          have as of the date hereof pledged their respective Common Stock in the number of shares listed opposite such Shareholder's name to the Person listed opposite such Shareholder's name. Each Shareholder listed on Schedule 3.3 hereby represents and warrants to Investor that
                    ------------
          (i) such pledge of Common Stock does not restrict the Shareholder's ability to perform its obligations under this Agreement, including without limitation with respect to Article 2 and Article 8 or conflict with Investor's rights under Section 3.1 and (ii) prior to the Effective Date, such Shareholder has obtained, and delivered a copy to Investor, a written waiver and consent by Morgan Stanley Dean Witter to the Shareholders Rights Agreement with respect to shares owned by such Shareholder. Each Shareholder hereby agrees that it shall not pledge any Common Stock or enter into any agreement or take other action on or after the Effective Date in any manner that would restrict the Shareholder's ability to perform its obligations under this Agreement, including without limitation with respect to Article 2 and
          Article 8 or conflict with Investor's rights under Section 3.1.

4.   Rights Plan.
     -----------

     4.1. From the Effective Date, the Company shall not propose any amendment to the Rights Agreement dated as of March 10, 1999, as filed with the Securities and Exchange Commission (the "SEC") on March 23, 1999, as amended and filed with the SEC on April 7, 1999 and as amended on August 15, 2000 (the "Rights Plan"), that would prevent, discourage or hinder the Investor or its Affiliates from acquiring beneficial ownership of any securities of the Company of at least 51% of the then outstanding Common Stock. The Company acknowledges that the August 15, 2000 amendment expressly waived the application of the Rights Plan to Investor or its Affiliates.

5.   Covenants of the Company.
     -------------------------

     5.1. The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided in Section 2; the Company shall use its best efforts to make such nominations to the Board on the first Business Day following the Closing of the transactions contemplated in the Purchase Agreement and Loan Agreement. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or in order to protect the rights of the parties hereunder against impairment.

     5.2. The Company covenants that it (i) will file any reports required to be filed by it under the Securities Act and the Exchange Act, including without limitation Section 13 and 15(d), (ii) shall provide Investor and the Shareholders and prospective purchasers of their respective shares with the information specified in Rule 144(A), and (iii) will take such further action as the Shareholders or the Investor may reasonably request to the extent required from time to time to enable the Shareholders or the Investor to sell the Common Stock (and any other shares convertible into Common Stock) beneficially owned by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Shareholder or the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such reporting requirements.

     5.3. After the requirement for the restrictive legend described in Section 9 hereof and Section 2.4 of the Warrant is no longer applicable because such Common Stock held by Investor or Shareholder are freely transferable under the Securities Act, the Company shall remove such legend upon the request of the holder of such Common Stock, if outside counsel for such holder reasonably determines that the transfer of such Common Stock is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

     5.4. The Charter Documents of the Company shall at all times provide for the exculpation and indemnification of the Board of Directors to the fullest extent permitted by the law of the jurisdiction in which the Company is organized.

     5.5. Except for options or warrants grated prior to the date hereof, the Company shall not issue any capital stock of the Company, options or warrants or other securities convertible into capital stock of the Company to any senior management, including any (i) executive officer or (ii) as determined by the Board of Directors, other key personnel, or member of the Board of Directors who is not a party to this Agreement as of the Effective Date, without such Person simultaneously agreeing to be bound by this Agreement in the same manner as the Shareholders and executing and delivering to the Company, the Investor and the Shareholders such agreement and delivering an irrevocable proxy to Investor in accordance with Article 8.

6.   The Warrants.
     ------------

     Each Shareholder hereby agrees to (i) vote, or cause the vote of, his Shares and any shares such Shareholder may receive upon exercise or conversion of any options in favor of the Warrants issued to Investor in an aggregate amount of 2,500,000 shares of Common Stock at the next meeting of the shareholders of the Company and any adjournment or postponement thereof, to the extent that such Shares have not been voted by proxy pursuant to Section 8 hereof and (ii) take such other action necessary to effectuate the foregoing clause (i).

7.   Charter Documents and Other Actions.
     ------------------------------------

     7.1. At any Company Shareholders' meeting or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) such Shareholder's Shares against any amendment of Company's Charter Documents or other proposal or transaction involving Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any of the transactions contemplated in the Other Transaction Documents.

8.   Grant of Proxy.
     --------------

     8.1. This Agreement be construed to constitute the granting of proxies to the Investor, to secure Investor's performance as a creditor of the Company, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this

           Agreement. The Parties acknowledge that the proxy from each Shareholder is given in consideration for the extension of credit by Investor to the Company. Such irrevocable proxy is executed, and intended to be irrevocable in accordance with the applicable provisions of the California Corporations Code.

     8.2. Each of the Shareholders hereby indefinitely and irrevocably appoints Investor as his true and lawful attorney in fact, agent and proxy, and attorney-in-fact, with full power of substitution, to vote all of the Common Stock beneficially owned by him, now or hereafter acquired, as his proxy at any meetings of the shareholders of the Company for the term of this Agreement, with full power and authority to act for him and in his name at any meeting of shareholders or by written action by shareholders or in the transaction of such business as may come before a meeting of the shareholders, including matters set forth in Sections 2, 6 and 7 hereof, such grant of proxy shall be deemed coupled with an interest.

     8.3. Each Shareholder represents that there are no other proxies (other than as set forth in this Section 8) heretofore given in respect of such Shareholder's shares that will continue in effect as of the date hereof.

9.   Legends.
     -------

     9.1. In addition to any other legends required by law or agreements between or among the parties, each certificate representing Shareholders' or Investor's shares of Common Stock shall be endorsed by the Company with a legend reading as follows:

           "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS RIGHTS AND VOTING AGREEMENT BY AND AMONG THE SHAREHOLDER, HAWKER PACIFIC AEROSPACE, AND LUFTHANSA TECHNIK AG (A COPY OF WHICH MAY BE OBTAINED FROM HAWKER PACIFIC AEROSPACE). BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING THIS INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDERS RIGHTS AND VOTING AGREEMENT."

10.  No Heightened Duty.
     ------------------

     10.1. Each party hereby acknowledges and agrees that no additional fiduciary duty, duty of care, duty of loyalty or other heightened duty will be created or imposed upon any party to any other party, the Company or any other Shareholder of the Company, by reason of this Agreement and/or any right or obligation hereunder; provided, however, that a Shareholder who is also a current member of the Company's Board of Directors may engage in activities to the extent necessary to satisfying fiduciary duty obligations to the Company and its shareholders. Investor and each Shareholder signs solely in his capacity as the record holder and beneficial owner of such Shareholder's Shares and options or warrants and nothing herein shall limit or affect any actions taken by a Investor's designees or such to the Board or Shareholder in its capacity as director of the Company.

11.  Dispute Resolution.

     11.1.  Disputes.  Within fifteen (15) days of the written request of either
            --------
            Party, the Parties shall meet to negotiate in good faith a resolution of any dispute, claim, controversy or claim arising out of or relating to this Agreement or the subject matter of this Agreement, or the breach, termination or invalidity thereof (a "Dispute").
             -------

     11.2.  Arbitration. Any Dispute which cannot be resolved pursuant to
            ------------
            Section 11.1 above within twenty (20) days of the written request provided pursuant to Section 11.1, will be finally settled by arbitration before a sole arbitrator in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in effect on the date of this Agreement. The arbitrator shall be appointed in accordance with the applicable rules of arbitration. The arbitrator shall be an individual with significant experience in investment banking or venture capital.

     11.3.  Timing and Location of Arbitration. The Parties agree that any
            ----------------------------------
            arbitration process related to this Agreement shall be structured to the fullest extent possible in accordance with the applicable arbitration rules in such a way as to enable a decision to be rendered by the arbitrators within ninety (90) days of the date of the commencement of such arbitration. The place of arbitration will be Salt Lake City, Utah. By this agreement to arbitrate, the Parties waive their right to any form of appeal or recourse to a court of law or other judicial authority, to the fullest extent permitted by law, provided that any judgment upon an award rendered by the
                 --------
            arbitrator may be entered in any court having jurisdiction therefor.

     11.4.  Confidentiality; Expenses.
            -------------------------

            11.4.1. The Parties shall keep the arbitration confidential and shall not disclose to any Person, other than those necessary to the proceedings, the existence of the arbitration, any document submitted or exchanged in connection with it, any oral submissions or testimony, transcripts, or any award unless disclosure is required by law or is necessary to challenge, recognize or enforce an award. The arbitrators and any experts shall be required to agree to comply with this confidentiality provision before accepting appointment.

            11.4.2. All expenses of the arbitration procedure and tribunal will be borne equally by the Parties, or as otherwise prescribed by the applicable arbitration rules. Each Party's expenses with respect to the conduct of the arbitration, including the fees of attorneys, accountants, or other experts used in connection with the arbitration, will be borne by the unsuccessful party in the arbitration, in whole or in part as determined by the arbitration tribunal.

12.  Specific Performance.
     --------------------

     12.1. The parties hereby acknowledge that it is impossible to measure in money the damages that will accrue to a party hereto or to its heirs, personal representatives, or assignees, by reason of a party's failure to perform its obligations under this Agreement and therefore agree that, in addition to and without limiting any remedies available at law, each of the parties hereto will have full equitable remedies available to such party.

13.  Confidentiality.
     ---------------

     13.1.  Disclosure of Terms. The terms and conditions of this Agreement (the
            -------------------
            "Terms"), including its existence, shall be considered confidential
             -----
            information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

     13.2.  Press Releases, Etc. Within sixty (60) days of the date of the
            -------------------
            Purchase Agreement, the Company may issue a press release, in a form approved in advance by Investor, disclosing that the Investor has purchased an interest in the Company. The Investor's name and the fact that the Investor is an investor in the Company can be included in a reusable press release boilerplate statement, so long as the Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcements regarding the Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent, which consent could be withheld at the Investor's sole discretion.

     13.3.  Permitted Disclosures. Notwithstanding the foregoing, any party may
            ---------------------
            disclose any of the Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

            13.3.1.  Legally Compelled Disclosure. In the event that any party
                     ----------------------------
                     is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or the Purchase Agreement, Loan Agreement, Warrant, Registration Rights Agreement between the Company and Investor of even date herewith, or the Deephaven Purchase Agreement (collectively the "Other Transaction Documents") or any of the Terms hereof in contravention of the provisions of this Section 13, such party (the "Disclosing
                                                                     ----------
                     Party") shall provide the other parties (the "Non-
                     -----                                         ---
                     Disclosing Parties") with prompt written notice of that
                     ------------------
                     fact so that the appropriate party may seek (with the
               cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required or which has been previously released in a public filing and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party. Notwithstanding the preceding, each Party acknowledges that the other Party may be required to make certain filings with SEC with respect to this Agreement or the Other Transaction Documents; each Disclosing Party shall provide the Non-Disclosing Party with prior notice of any such filings, and no such filing shall be made without the prior written approval of the Non-Disclosing Party to the applicable disclosures.

14.  Termination.
     -----------

     14.1.  Events of Termination. This Agreement shall terminate in its
            ---------------------
            entirety on the earlier of (a) consummation of a transaction in which the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), or effect any other transaction or series of related transactions in which at least 50% of the voting power of the Company is disposed of, or (b) mutual agreement in writing by all of the parties hereto; provided that this Agreement shall not be
                                       --------
            terminated following a merger effected solely for the purpose of changing the domicile of the Company; provided, further, the
                                                  --------  -------
            agreement may be terminated with respect to a Shareholder in accordance with Section 14.2 or as Investor, in its sole discretion, may otherwise agree in writing with such Shareholder or (c) if Shareholder ceases to be employed by the Company for any reason, (i) the proxy granted in Section 8 shall continue for six months following the termination of such employment provided the shareholders of the Company have not approved the Warrant as of the date of termination of such employment and (ii) Investor shall be granted the right of first refusal set forth in Section 3 as of the date of termination if Shareholder desires to sell its Shareholder Shares at that time.

     14.2.  Release of a Shareholder or Investor.  In the event a Shareholder
            ------------------------------------
            or the Investor bound by this Agreement ceases to hold any Company Common Stock, such party shall cease to be Shareholder or Investor and all rights and obligations as a party hereto shall cease; provided however, that (a) the obligations of such party set forth in Article 13, Article 11 and Article 14 shall survive and continue in full force and effect, (b) the representations and warranties of such party shall survive and continue in full force and effect for the longer of one year from the date Shareholder or Investor ceases to be a shareholder or the time periods allowed under applicable law, and (c) such party shall not be released from any liabilities or obligations under this Agreement accruing prior to the time such party ceases to hold any Company Common Stock.

15.  Miscellaneous.
     -------------

     15.1.  Amendments and Waivers. Any term hereof may be amended or waived
            -----------------------
            with the written consent of the Company, the Investor, and holders of a majority in interest of the Common Stock held by the Shareholders (or their respective successors and assigns); provided,
                                                                       --------
            however, that any such amendment or waiver cannot be effected in
            -------
            accordance with this Section 15.1 if it adversely affects the rights of any Shareholder or the Investor hereunder or increases the obligations of any Shareholder or the Investor hereunder unless the affected party expressly consents, in writing, to such amendment or waiver. Any amendment or waiver effected in accordance with this
            Section 15.1 shall be binding upon the Company, the Investor and any holder of the Common Stock held by the Shareholders, and each of their respective successors and assigns.

     15.2.  Notices.  Any notice required or permitted by this Agreement shall
            -------
            be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit D hereto.
                                             ---------

     15.3.  Severability.  Any provision of this Agreement which is invalid or
            ------------
            unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or
                                 --------
            unenforceability does not deny any party the material benefits of the transactions for which it has bargained and such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

     15.4.  Governing Law.  This Agreement and all acts and transactions
            -------------
            pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     15.5.  Counterparts.  This Agreement may be executed in two or more
            ------------
            counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     15.6.  Successors and Assigns; No Third Party Beneficiaries.  The terms and
            -----------------------------------------------------
            conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     15.7.  Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
            and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     15.8.  Captions; Interpretation.  The section and other headings contained
            ------------------------
            in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

     15.9.  No Investor Affiliate Liability.  Each of the following is herein
            --------------------------------
            referred to as an "Investor Affiliate:" (a) any direct or indirect holder of any equity interests or securities of the Investor (whether such holder is a limited or general partner, member, Shareholder or otherwise), (b) any Affiliate of the Investor, or (c) any director, officer, employee, representative or agent of (i) Investor, (ii) any Affiliate of Investor or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Investor Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or any of the Other Transaction Documents or the transactions contemplated hereby or thereby (whether or not such Investor Affiliate has called or received capital for contribution to Investor), and the Shareholders and the Company hereby waive and release all claims related to any such liability or obligation.

     15.10. Survival. The representations, warranties and covenants of the
            --------
            Shareholders, Investor and the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and, except as otherwise specifically provided in this Agreement, shall remain operative and in full force and effect for the longer of one (1) year following the termination of the Agreement or time periods allowed under applicable law, except (i) as otherwise provided in Article 14 and (ii) as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim, including all applicable periods for appeal.

     15.11. Authority.  If the Shareholder is married and the Shareholder's
            ---------
            Shares or options in the Company constitute community property, this Agreement has been duly authorized, executed and delivered by Shareholder, and constitutes a valid and binding agreement of the Shareholder's spouse, enforceable against such person in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).


                           [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                        COMPANY:

                                        HAWKER PACIFIC AEROSPACE


                                        By:     /s/ David L. Lokken

                                        Name:   David L. Lokken

                                        Title:  CEO



                                        INVESTOR:

                                        LUFTHANSA TECHNIK AG

                                        By:     /s/ Bernhard Langlotz

                                        Name:   Bernhard Langlotz

                                        Title:  General Counsel

                      [Signatures Continue on Next Page]

                                            SHAREHOLDERS:

                                            /s/ David L. Lokken
                                            David Lokken

                                            /s/ Brian Carr
                                            Brian Carr

                                            /s/ Michael Riley
                                            Michael Riley

                                            /s/ Dennis Biety
                                            Dennis Biety

Exhibits:

Exhibit A - Schedule of Shareholders
Exhibit B - Schedule of Sellers
Exhibit C - Schedule of Investors
Exhibit D - Addresses
Exhibit E - Form of Firm Offer

Schedules:

Schedule 3.3: Pledge Agreements

                             EXHIBIT A
                             ---------
                    SCHEDULE OF SHAREHOLDERS

--------------------------------------------------------------------
                                                         Number of
      Shareholder            Number of Shares             Options
--------------------------------------------------------------------
David Lokken                          138,930                 72,105
--------------------------------------------------------------------
Brian Carr                             28,706                 14,420
--------------------------------------------------------------------
Michael Riley                          28,706                 14,420
--------------------------------------------------------------------
Dennis Biety                                0                 28,841
--------------------------------------------------------------------
                    TOTAL:            196,342                129,786
--------------------------------------------------------------------

                                   EXHIBIT B

                              Schedule of Sellers

------------------------------------------------------------------
     Name                                 Number of Shares
------------------------------------------------------------------
Melanie Bastian                                            961,252
------------------------------------------------------------------
John Makoff                                                444,943
------------------------------------------------------------------
Sidney Makoff                                              287,060
------------------------------------------------------------------
Daniel Lubeck                                              324,120
------------------------------------------------------------------
Scott Hartman                                              319,120
------------------------------------------------------------------
                    TOTAL:                               2,336,495
------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------
                        SCHEDULE OF INVESTOR'S INTEREST

 ------------------------------------------------------------------------
                                                             Number of
               Investor          Number of Shares             Warrants
------------------------------------------------------------------------
Lufthansa Technik AG                    2,336,495           2,500,000/1/
------------------------------------------------------------------------

_________________

/1/ The number of warrant shares are subject to shareholder approval in accordance with the Warrant.

                                   EXHIBIT D
                                   ADDRESSES

Company:
Hawker Pacific Aerospace
1120 Sherman Way
Sun Valley, California  91352
Attn.: Chief Financial Officer
Fax No.:  818 765 2416


Shareholders:


David Lokken
Brian Carr
Michael Riley
Dennis Biety
c/o Hawker Pacific Aerospace
1120 Sherman Way
Sun Valley, CA  91352
Fax No.: 818-765-2416


Investor:
Lufthansa Technik AG
Weg beim Jager 193
D-22335 Hamburg, GERMANY
Attn.: Bernhard Langlotz
Fax No.: 011 49 40 5070 4909

With a copy to:

Wilmer, Cutler & Pickering
2445 M Street, NW
Washington, DC  20037
Attn:  Stephen P. Doyle
Fax No.:  (202) 663 - 6363

                                   EXHIBIT E



                                  FIRM OFFER
                                   [Seller]
                                   [Address]
                                [Phone and Fax]



                                _________, 2000

Lufthansa Technik AG
Weg beim Jager 193
D-22335 Hamburg, GERMANY

     Re: Firm Offer

Dear Sir:

     The undersigned, hereby makes an irrevocable offer to sell shares of Common Stock ("Common Stock") of Hawker Pacific Aerospace ,a California corporation (the "Corporation") to Lufthansa Technick AG, a corporation organized under the laws of the Germany ("Offeree") pursuant to the terms and conditions set forth in this Firm Offer ("Firm Offer"):

     1.    Number of Shares: The undersigned (the "Seller") certifies to the
           ----------------
Offeree that they are a registered holder and beneficial owner of ______shares of the Corporation's Common Stock and desires to sell those shares ("Offered Shares") to Offeree for [Offer Price] [Market Price] as set forth in paragraph 2 below, payable according to the same terms as [or more favorable terms than] those contained in the Purchase offer (attached hereto), provided that Seller may in its sole discretion substitute the Market Price for the Offer Price.

     (i)   prior ten
(10) consecutive trading days of the Company Common Stock from the date hereof.

     (ii) Price" shall mean offer a Seller received by oral or written notice to purchase the Offered Shares for a purchase price.

     (iii) Purchase Offer" shall mean the bona fide offer Seller has received from a third party purchaser for the offered shares.

     2.    Purchase Price : Seller, hereby agrees to irrevocably sell the
           ----------------
Offered Shares to the Offeree at a purchase price ______ per share based on [Offer Price] [Market Price].

     3.  [Other Terms of the Purchase]


     4.  Offer Period.  This Firm Offer shall be irrevocable for a period (the
         ------------
"Offer Period") ending at 11:59 p.m., Los Angeles, California time, on the 3rd Business Day following the date of delivery of this Firm Offer to Offeree.

     5.  Acceptance of First Offer.  At any time during the Offer Period, the
         -------------------------
Offeree may accept the Firm Offer as to all of the Offered Shares, by giving written notice of such acceptance to the Seller, which notice shall indicate the maximum number of Common Stock that the Offeree is willing to purchase at the [Offer Price] [Market Price]. If the Offeree does not accept the Firm Offer as to all of the Offered Shares by the expiration of the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

     6.  Closing of Purchase Pursuant to Firm Offer.  In the event that the Firm
         ------------------------------------------
Offer is accepted, the closing of the sale of the Offered Shares shall take place within 5 Business Days after the Firm Offer is accepted by Offeree or, if later, the date of closing set forth in the Purchase Offer. The Seller and the Offeree shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Shares pursuant to the terms of this Firm Offer.

     7.  Offer Irrevocable; Acceptance Procedure:  Execution and delivery of
         ---------------------------------------
this Firm Offer by Seller and countersignature by Offeree below shall constitute an irrevocable offer and acceptance of this Firm shares of Common Stock, and Seller shall be bound to transfer and sell to Offeree the Offered Shares and Offeree shall be bound to purchase the Offered Shares from Seller in accordance with the terms of this Firm Offer.


                              Sincerely,



                              _________________________________
                              Name:


                              Acknowledged and Agreed to by:
                              LUFTHANSA TECHNIK AG
                              OFFEREE



                              By:______________________________
                              Name:
                              Title:

                                 SCHEDULE 3.3

                               Pledge Agreements



The following Shareholders have pledged their respective Common Stock in Margin Client Agreements with Morgan Stanley Dean Witter.

   Dave Lokken   138,930 shares
   Brian Carr     28,706 shares
   Mike Riley     28,706 shares